Exhibit 10.6

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  May 11, 2011

THRIVING RICHES LIMITED

/s/ Tie Wang
Name: Tie Wang, Director

/s/ Tie Wang
Name: Tie Wang

/s/ Feng Wu
Name: Feng Wu